SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 11, 2005


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        0-28074                                            04-3130648
(Commission File Number)                    (I.R.S. Employer Identification No.)

               25 First Street
                Cambridge, MA                                        02141
(Address of Principal Executive Offices)                           (Zip Code)

                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 11, 2005, Sapient Corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Planning Group International, Inc. ("PGI"), pursuant to which the Company will acquire PGI as a wholly owned subsidiary of the Company. The proposed transaction is subject to customary closing conditions and is expected to close January 2, 2006.

Under the terms of the Agreement, Sapient will pay total consideration of $40 million, consisting of $31.5 million in cash and $8.5 million in shares of the Company's common stock (the "Purchase Shares"). The Agreement contains customary representations and warranties given by the parties and customary covenants. Under the terms of the Agreement, the Purchase Shares will be placed into escrow at the closing and will be available to satisfy any indemnification claims by the Company under the Agreement for a period of up to 18 months. The cash will be paid upon closing.

PGI's capital stock is held by four individuals, three of whom will be accepting employment offers with the Company pursuant to the terms of the Agreement. At the closing, the Company will issue restricted stock units with a value of $2 million to 28 employees of PGI.







                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 15, 2005                    SAPIENT CORPORATION
                                                (Registrant)



                                            By:  /s/ Kyle A. Bettigole
                                                --------------------------------
                                                   Corporate Counsel &
                                                   Assistant Secretary,
                                                   as Attorney-in-Fact